UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

MDWerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125 Green Cove Springs, FL	32043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 501-0019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of the Board of Directors

On July 9, 2026, MDWerks, Inc., a Delaware corporation (the “Company”), by written consent of the Board of Directors of the Company expanded their board of directors from five (5) directors to six (6) directors.

Appointment of Jeffrey Scott Hopmayer as an Independent Director of the Board of Directors

Pursuant to the new vacancy created by the expansion of the Board of Directors from five (5) directors to six (6) directors, on July 9, 2026, the Board of Directors appointed Jeffrey Scott Hopmayer (“Mr. Hopmayer”) to serve as an independent director of the Company, as defined under the applicable SEC rules and Nasdaq listing standards.

There is no arrangement or understanding between Mr. Hopmayer and any other person pursuant to which Mr. Hopmayer was appointed as a director. There are no transactions in which Mr. Hopmayer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Independent Director Agreement of Mr. Hopmayer

On June 26, 2026, Mr. Hopmayer and the Company entered into an Independent Director Agreement, with the following summarized terms:

Mr. Hopmayer shall serve as an independent director of the Company and be available to perform the duties consistent with such position pursuant to the Certificate of Incorporation and Bylaws of the Company. Mr. Hopmayer’s employment commenced on Monday, June 26, 2026, and continues for a term of three (3) years.

Compensation that Mr. Hopmayer will receive during his term includes the sum of $5,000, each calendar quarter, payable in the third month of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated. Upon employment, the Company shall issue to Mr. Hopmayer 500,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to the terms and conditions of the Company’s applicable equity incentive plan and any related grant documentation. As a bonus at the end of each quarter, the Company shall issue a number of shares of common stock equal $30,000 shares divided by a VWAP schedule.

The Company shall reimburse Mr. Hopmayer for all reasonable out-of-pocket expenses incurred in the ordinary course of the Director’s business, with out-of-pocket expenses of the Director in excess of $500.00 subject to preapproval in advance by the Company.

Mr. Hopmayer is bound by certain confidentiality covenants with the Company. And has made certain representations and warranties customary to directors. According to the terms of the Independent Director Agreement, Mr. Hopmayer shall relinquish all ownership to the Company, of work product related to his position with the Company, including any intellectual and proprietary rights of work product resulting from his position as director.

Any controversies between Mr. Hopmayer and the Company shall first be arbitrated in Henderson County, North Carolina, and if required, then be litigated in Henderson County, North Carolina, applying the laws of the State of Delaware.

The foregoing description of Mr. Hopmayer’s Independent Director Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

July 10, 2026, the Company issued a press release announcing the appointment of Roy Milner to the Board of Directors of MDWerks, Inc.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Director Agreement dated June 26, 2026, between Hopmayer and the registrant.
99.1	Press release issued by the registrant on July 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: July 10, 2026	By:	/s/ Steven C. Laker
	Name:	Steven C. Laker
	Title:	Chief Executive Officer